Exhibit 99.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into as of this 19th day of October, 2026, by and among Dime Commercial Bancshares, Inc., a New York corporation (“Parent”), and ES Bancshares, Inc., a Maryland corporation (the “Company”) and the undersigned stockholders of the Company who own or control the number of shares of the Company’s common stock (“Company Common Stock”) set forth on the signature page of this Agreement (such stockholders are collectively referred to in this Agreement as the “Stockholders,” and individually as a “Stockholder”).

RECITALS

A.            As of the date hereof, each Stockholder owns or controls the voting of the number of shares of Company Common Stock as is set forth opposite such Stockholder’s name on the signature page attached hereto, and such total number of shares represents approximately the percentage of the issued and outstanding shares of Company Common Stock that is also set forth thereon opposite such Stockholder’s name.

B.            Concurrently with the execution and delivery of this Agreement, Parent and the Company are entering into that certain Agreement and Plan of Merger dated as of the date of this Agreement (as may be amended, modified or supplemented, the “Merger Agreement”), whereby the Company will merge with and into Parent (the “Merger”) and, immediately following the Merger, Empire State Bank, a New York state-chartered bank and wholly-owned subsidiary of the Company, will merge with and into Dime Commercial Bank, a New York state-chartered bank and wholly-owned subsidiary of Parent, with Dime Commercial Bank as the surviving bank (the “Bank Merger”).

C.            Parent is unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining necessary approvals of regulatory authorities, unless the Stockholders enter into this Agreement.

D.            Each Stockholder believes it is in his or her best interest, as well as the best interest of the Company and all of the remaining Company stockholders, for Parent and the Company to consummate the Merger and Bank Merger and any transaction related thereto (collectively, the “Contemplated Transactions”).

AGREEMENTS

In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Parent to enter into the Merger Agreement and to incur the expenses associated with the Contemplated Transactions, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.         Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Section 2.         Representations and Warranties. Each Stockholder represents and warrants that, except as otherwise set forth in the Merger Agreement and the Schedules, as of the date hereof, he or she:

(a)            owns beneficially or of record, either individually or jointly, and has the sole power to vote or direct the voting of, the number of shares of Company Common Stock as is set forth opposite such Stockholder’s name on the signature page attached hereto (the “Existing Shares”);

(b)            except as described in the Merger Agreement, does not own or hold any rights to acquire any additional shares of Company Common Stock (by exercise of stock option or otherwise) or any interest therein or any voting rights with respect to any additional shares of Company Common Stock;

(c)            has all necessary power and authority to enter into this Agreement and to vote all of the Existing Shares in the manner set forth in this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Stockholder, and is enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and subject to general principles of equity. Without limiting the generality of the foregoing, as of the date of the execution of this Agreement, other than pursuant to this Agreement, Stockholder has not entered into any voting agreement with any person with respect to any of the Existing Shares, granted any person any proxy or power of attorney with respect to any of the Existing Shares, deposited any of the Existing Shares in a voting trust, or entered into any arrangement with any person limiting or affecting Stockholder’s legal power, authority, or right to vote the Existing Shares in any manner;

(d)            the execution and delivery of this Agreement and the performance by the Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any contract to or by which Stockholder is a party or bound, or any court order or legal requirements to which Stockholder (or any of Stockholder’s assets) is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform the Stockholder’s obligations under this Agreement or render inaccurate any of the representations made herein; and

(e)            understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

Section 3.         Voting Agreement. Except as set forth below and subject to Section 5 and Section 17, each Stockholder hereby agrees that at any meeting of the Company’s stockholders, however called, and in any action by written consent of the Company’s stockholders, such Stockholder shall cause, at any meeting of the Company’s stockholders, to be counted as present thereat for purposes of calculating a quorum and shall vote, or cause to be voted, all of the Existing Shares and any shares of Company Common Stock, owned beneficially or of record, either individually or jointly, acquired after the date of this Agreement (the “New Shares” and together with the Existing shares, the “Covered Shares”):

(a)            in favor of the Merger Agreement and the Contemplated Transactions;

(b)            in favor of any proposal to adjourn a meeting of the Company’s stockholders called to approve the Merger Agreement to permit further solicitation of votes, in person or by proxy, if necessary, to ensure that a quorum is present and that the Merger Agreement is approved;

(c)            against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or of Stockholder under this Agreement; and

(d)            against any Acquisition Proposal and against any other action or agreement that would reasonably be expected to prevent or materially impede, interfere with, or delay the consummation of the Merger and Contemplated Transactions, except as otherwise agreed to in writing by Parent or as permitted by the Merger Agreement.

If Stockholder is the beneficial owner, but not the record holder, of any Covered Shares, Stockholder agrees to take all actions reasonably necessary to cause the record holder of such Covered Shares, including any nominees, to vote such Covered Shares in accordance with this Section 3. Subject to the terms of the Merger Agreement (including Sections 6.3(c) and 6.11 thereof) and Section 17 of this Agreement, Stockholder shall not, directly or indirectly, solicit, initiate, encourage or induce any other stockholder of the Company to vote against the Merger and Bank Merger or Contemplated Transactions. Stockholder further agrees that the Company and Parent shall be authorized to include in any proxy or material transmitted to stockholders of the Company a statement to the effect that Stockholder is a party to this Agreement and has committed to vote in favor of the Merger Agreement, the Merger, Bank Merger and the Contemplated Transactions subject to the terms of this Agreement.

Section 4.          Additional Covenants. Except as otherwise set forth herein or as required by law, or otherwise expressly permitted by the Merger Agreement, each Stockholder agrees that he or she, in his or her capacity as a Stockholder, will:

(a)            not, and will not permit any of his or her affiliates prior to the termination of this Agreement to: (i) sell, assign, transfer or otherwise dispose of any Covered Shares; (ii) create an encumbrance or any sort of lien with respect to any Covered Shares; or (iii) permit to be sold, assigned, transferred or otherwise disposed of any Covered Shares, whether such Covered Shares are owned of record or beneficially by such Stockholder on the date of this Agreement or are subsequently acquired by any method, except: (A) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (B)  for transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement; (C) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), for any sales, assignments, transfers or other dispositions necessitated by hardship; (D) for surrenders of shares to the Company in connection with the vesting, settlement or exercise of Company equity awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Company equity awards, the exercise price thereon; (E) for pledges of existing shares that are disclosed to Parent in writing; or (F) as Parent may otherwise agree in advance in writing;

(b)            subject to Section 17 of this Agreement, not, and will not permit any of his or her controlled affiliates, directly or indirectly (including through such party’s representatives), to initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to an Acquisition Proposal, or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Proposal, or agree to endorse, recommend or otherwise assist in the effectuation of any Acquisition Proposal, in each case except to the extent the Company is permitted to take such actions under Section 6.11(b) of the Merger Agreement;

(c)            not vote or execute any written consent with respect to any Covered Shares to rescind or amend in any manner any prior vote or written consent to approve or adopt the Merger Agreement, Merger, Bank Merger and any of the Contemplated Transactions;

(d)            except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, not take any action that would reasonably be expected to restrict or affect a Stockholder’s legal power, authority and right to vote the Covered Shares in favor of the Merger Agreement, Merger, Bank Merger and the Contemplated Transactions, and without limiting the generality of the foregoing, other than pursuant to this Agreement, not enter into any voting agreement with any person with respect to any of the Covered Shares, deposit any of the Covered Shares in a voting trust, or enter into any arrangement with any person limiting or affecting Stockholder’s legal power, authority, or right to vote the Covered Shares in favor of the approval of the Merger Agreement, Merger and the Contemplated Transactions; and

(e)            execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his or her respective obligations under this Agreement.

Section 5.          Termination. Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of: (i) the date of termination of the Merger Agreement as set forth in Article VIII of the Merger Agreement, as such termination provisions may be amended by the Company and Parent from time to time in accordance with the Merger Agreement; (ii) the date that the Company Stockholder Approval is obtained.. For the sake of clarity, Parent acknowledges that the Company has a right to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with Section 8.1(h) and Section 6.11 of the Merger Agreement.

Section 6.          Amendment and Modification. This Agreement may be amended, modified or supplemented at any time only by the written approval of such amendment, modification or supplement by Parent, the Company and all of the Stockholders.

Section 7.          Entire Agreement. This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and written agreements related thereto. Except for the Merger Agreement, this Agreement supersedes any agreements among any of Parent, the Company, and the Stockholders concerning the acquisition, disposition or control of any Company Common Stock.

Section 8.          Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Parent by reason of this Agreement shall not be deemed (until consummation of the Merger and Bank Merger and only following receipt of all required regulatory approvals) to control, directly or indirectly, the Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company. Nothing contained herein shall be deemed to grant Parent an ownership interest in any shares of Company Common Stock. For the avoidance of doubt, this is a voting and support agreement only, and is not to be interpreted as a written consent to the Merger or as granting Parent a proxy or power of attorney to vote any shares of Company Common Stock.

Section 9.          Informed Action. Each Stockholder acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Stockholder further acknowledges that he or she has received a copy of the Merger Agreement and is familiar with its terms.

Section 10.       Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 11.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. This Agreement may be executed and accepted by facsimile or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.

Section 12.       Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of New York applicable to agreements made and wholly to be performed in such state without regard to conflicts of laws.

Section 13.       Jurisdiction and Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought only in the courts of the State of New York situated in the Borough of Manhattan or a U.S. Federal District Court for the Southern District of New York and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

Section 14.        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 15.       Specific Performance; Injunctive Relief. Each of the parties hereto acknowledges that Parent will be irreparably harmed by, and that there shall be no adequate remedy at law for, a violation of any of the covenants or agreements set forth in this Agreement. Therefore, each Stockholder agrees that, in addition to any other remedies that may be available to Parent or the Company upon any such violation, Parent shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity without posting any bond or other undertaking. Each Stockholder agrees that he or she will not oppose the granting of any injunction, specific performance or other equitable relief on the basis that Parent has an adequate remedy at law or that an injunction, award of specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity. If there is any legal action between the parties arising out of this Agreement, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, his or its reasonable costs and expenses from the other party, including, but not limited to, reasonable attorneys’ fees and expenses as determined by the court. Except for the foregoing, the Company shall have no liability to Parent under this Agreement, and Parent’s remedies against the Company shall be exclusively as set forth in the Merger Agreement (including Section 8.3 thereof).

Section 16.       Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of Parent, the Company, their successors and permitted assigns, and the Stockholders and their respective spouses, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of any Stockholder. This Agreement may not be assigned by any party without the prior written consent of the other parties, except that Parent may assign this Agreement to a successor to Parent under the Merger Agreement to which the Merger Agreement has been validly assigned in accordance with Section 9.10 thereof.

Section 17.       Stockholders. The parties hereto acknowledge that each Stockholder is entering into this Agreement solely in his or her capacity as a stockholder of the Company and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Stockholder, in his or her capacity as a director or officer of the Company, if applicable, to act in contravention of or fail to act in accordance with his or her fiduciary duties in such director or officer capacity, and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, no Stockholder makes any agreement or understanding herein in his or her capacity as a director or officer of the Company. For the avoidance of doubt: (i) nothing in this Agreement will limit or affect any actions or omissions taken by a Stockholder in his or her capacity as a director or officer pursuant to Section 6.3(c) or Section 6.11 of the Merger Agreement, including participating in any Recommendation Change or any discussions or negotiations permitted thereunder; and (ii) nothing in this Section 17 shall in any way limit, modify or abrogate any of the obligations of the Stockholders hereunder to vote the Covered Shares in accordance with the terms of this Agreement and not to transfer any Covered Shares except as permitted by this Agreement.

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In Witness Whereof, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, as of the day and year first written above.

DIME COMMERCIAL BANCSHARES, INC.

By:
Stuart H. Lubow
President and Chief Executive Officer

ES BANCSHARES, INC.

By:
Philip Guarnieri
Chief Executive Officer

Stockholders

Signature	Printed Name	Number of Shares Owned	Percentage Ownership

	Philip Guarnieri	368,271	5.35%

	Thomas Thiel	138,550	2.01%

	Walter Daszkowski	307,177	4.46%

	Michael T. O’Brien	385,409	5.60%

	Andrew G. Finkelstein	226,033	3.28%

	Penda Aiken	15,000	0.22%

	Gale L. Foster	48,922	0.71%

	Michael Menicucci	48,835	0.71%

	Michael P. Ostrow	72,824	1.06%

	Thomas Sperzel	204,200	2.97%

	Thomas D. Weddell	52,383	0.76%

	Raffaele M. Branca	20,541	0.30%